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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                           2CONNECT EXPRESS, INC.
       ---------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                         Florida                          65-0674664
         -----------------------------------------    ------------------
          (State of Incorporation or Organization)     (I.R.S. Employer
                                                      Identification No.)

              1700 N.W. 65th Avenue, Plantation, Florida  33313
            ----------------------------------------------------
             (Address of principal executive offices, zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                    None
                              ----------------
                              (Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:

                                    Units
                 ------------------------------------------
                              (Title of class)

                   Common Stock, par value $.01 per share
                 ------------------------------------------
                              (Title of class)

                       Common Stock Purchase Warrants
                 ------------------------------------------
                              (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description (the "Description") of the Registrant's Common Stock, par value $.01 per share, Common Stock Purchase Warrants and Units set forth under the caption "Description of Securities" of the Registrant's Registration Statement on Form SB-2 (File No. 333-15567) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on November 5, 1996, is hereby incorporated by reference. Any subsequent amendment to the Registration Statement or any report filed with the Commission for the purpose of updating the Description, and any description of the Common Stock, Common Stock Purchase Warrants and Units set forth under the caption "Description of Securities" in the Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement are deemed to be incorporated herein by reference.


   ITEM 2.      EXHIBITS.


   Exhibit No.              Description
   -----------  ------------------------------------------------------------

       1        Articles of Incorporation of Registrant, as amended*

       2        Bylaws of Registrant*

       3        Specimen Unit Certificate*

       4        Specimen Common Stock Certificate*

       5        Form of Common Stock Purchase Warrant Agreement*

       6        Form of Representative's Warrant Agreement*

____________

* Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-15567) filed with the Commission on November 5, 1996, as amended from time to time.


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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


  Dated:  March 18, 1997           2CONNECT EXPRESS, INC.



                                      By:   /s/ Marc D. Fishman
                                           ----------------------------------
                                           Marc D. Fishman
                                           President, Chief Executive Officer
                                           and Chairman of the Board



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                                 EXHIBIT INDEX



   Exhibit No.               Description
   -----------  ------------------------------------------------------------

       1        Articles of Incorporation of Registrant, as amended*

       2        Bylaws of Registrant*

       3        Specimen Unit Certificate*

       4        Specimen Common Stock Certificate*

       5        Form of Common Stock Purchase Warrant*

       6        Representative's Warrant Agreement*

____________

* Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-15567) filed with the Commission on November 5, 1996, as amended from time to time.